EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included on page 25 in this Form 10-K, into the Company's previously filed Registration Statements File No. 333-46447 and 333-60810.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Los Angeles, California
March 22, 2002